Exhibit 99.2

SAVE ON TRANSPORT, INC.

Pro Forma Combined Balance Sheet as of December 31, 2016

	Petroterra Corp.	Save On Transport	Pro-Forma Adjustments	JE#	Combined

ASSETS
Current Assets:
Cash	$-	$11,725	$-	$1, 2, 3	$11,725
Cash held in escrow			10,000	3	10,000
Prepaid expenses		676	-		676
Deferred expense - asset	-	1,950	-		1,950
Total current assets	-	14,351	10,000		24,351

Property and equipment, net	693	-	(693)	1	-

Total Assets	$693	$14,351	$9,307	$-	$24,351

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Bank overdraft	$78	$-	$(78)	$1	$-
Accounts payable and accrued expenses	211,075	1,318	(201,075)	1,3	11,318
Accrued liabilities, former director	54,000	-	(54,000)	1	-
Payroll taxes payable	-	2,107	-		2,107
Deferred revenue	-	2,800	-		2,800
Notes payable, related party	15,187	-	(15,187)	1	-
Total current liabilities	280,340	6,225	(270,340)		16,225

Total liabilities	280,340	6,225	(270,340)		16,225

Stockholders’ deficit
Series A Convertible Preferred Stock, $0.001 par value, 4,000,000 authorized, 4,000,000 shares issued and outstanding	-	-	4,000	2	4,000
Common stock, 500,000,000 authorized, 944,120 shares outstanding pre-merger, and 142,526,532 shares post-merger	28,324	100	114,103	1,4	142,527
Additional paid in capital	2,504,852	8,000	(2,651,279)	1, 2, 4, 5	(138,427)
Accumulated deficit	(2,812,823)	26	2,812,823	1, 5	26

Total stockholders’ deficit	(279,647)	8,216	279,647		8,126

Total liabilities and stockholders’ deficit	$693	$14,351	$9,307	$-	$24,351

Notes to Pro-Forma Combined Balance Sheet (Unaudited) December 31, 2016

1.	To account for pre-merger year 2017 settlements of all assets and liabilities of Petroterra, Corp.

2.	To record sale of Series A Preferred Stock in January 2017 for $146,091 and contribution of $63,909 capital by former CEO.

3.	To record $10,000 held in a cash escrow for a six month period to pay unpaid liabilities. At the end of the six months, remaining balance due to former CEO.

4.	To record share exchange agreement, dated March 30, 2017 between the Petroterra Corp. and Save On Transport, Inc.

5.	To close out accumulated deficit of Petroterra Corp. to additional paid-in capital.

F-10

SAVE ON TRANSPORT, INC.

Pro Forma Combined Statement of Operations for the period from July 12, 2016 (Inception) to December 31, 2016

	Petroterra Corp. (1)	Save On Transport (2)	Pro-Forma Adjustments	JE#	Combined

Net sales	$-	$72,222	$-		$72,222
Cost of sales	-	(50,954)	-		(50,954)
Gross profit	-	21,268	-		21,268

Operating expenses
General and administrative	115,504	21,242	-		136,746
Total operating expenses	115,504	21,242	-		136,746
Operating loss	(115,504)	26	-		(115,478)

Other Non-Operating Income and Expenses
Other income (expense)	10,000	-	-		10,000

Net Income (loss) before income taxes	(105,504)	26	-		(105,478)

Provision for income taxes	-	-			-

Net loss	$(105,504)	$26	$-		$(105,478)

Basic and Diluted Loss per Share - Common Stock	$(0.00)	$0.00			$(0.00)

Weighted Average Number of Shares Outstanding:
Basic and Diluted Common Stock	28,323,588	10,000			142,526,532

Notes to Pro-Forma Combined Statement of Operations (Unaudited) for the Period from July 12, 2016 (Inception) to December 31, 2016

1.	The registrant (Petroterra Corp.) statement of operations is for the period of July 1, 2016 through December 31, 2016

2.	The Save on Transport statement of operations is from the period of inception (July 12, 2016) through December 31, 2016.

F-11

Save on Transport / Petroterra merger

Pro Forma Adjustments

For the period from July 12, 2016 to December 31, 2016

<1>
Bank OD	78
Accounts Payable	211,075
Accrued Liabilities	54,000
Notes Payable	15,187
Property & Equipment		693
Cash		200,000
Retained Earnings - Gain on settlement of liabilities		79,647
	$280,340	$280,340

(to account for the pre-merger year 2017 settlement of Petrotrerra assets and liabilities)

<2>
Cash	210,000
Preferred Stock		4,000
APIC-sale of preferred stock		142,091
APIC-capital contribution		63,909
	$210,000	$210,000

(to record the sale of preferred stock fo $146,091 and capital contribution by former CEO for $63,909)

<3>
Cash Held in Escrow	10,000
Cash		10,000
APIC	10,000
Accrued liabilities		10,000
	$20,000	$20,000

(to book cash held at closing for John Barton)

<4>
APIC	$114,103
Common Stock		$114,103

(to record the share exchange agreement between Petroterra and Save On)

<5>
APIC	$2,733,176
Retained Earnings		$2,733,176

(to close out accumulated deficit of Petroterra to APIC)

F-12